Exhibit 99.1

Eargo Receives Notification from Nasdaq Related to Delayed Annual Report on Form 10-K
SAN JOSE, CA. March 10, 2022 – Eargo, Inc. (Nasdaq: EAR) (the “Company” or “Eargo”), a medical device company on a mission to improve the quality of life of people with hearing loss, today announced the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on March 4, 2022 indicating that, because the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”), the Company does not comply with Nasdaq Listing Rule 5250(c)(1) for continued listing.
As previously disclosed, on November 18, 2021, the Company was notified by Nasdaq that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing as a result of the delay in filing its Quarterly Report on Form 10-Q for the period ended September 30, 2021. In accordance with Nasdaq Listing Rules, the Company submitted a plan to regain compliance.
As previously disclosed, Nasdaq subsequently granted the Company an exception until May 16, 2022 to file its delinquent Form 10-Q for the period ended September 30, 2021 (the “Initial Delinquent Filing”).  Nasdaq’s March 4 letter indicated that any additional exception to allow the Company to regain compliance with all delinquent filings will be limited to a maximum of 180 calendar days from the due date of the Initial Delinquent Filing, or May 16, 2022.
As a result of this additional delinquency, the Company must submit an update to its original plan to regain compliance with respect to the filing requirement by March 21, 2022. The Company intends to submit a timely update to its original plan.
About Eargo
Eargo is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative product and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first and only virtually invisible, rechargeable, completely-in-canal, FDA-regulated, exempt Class I or Class II devices indicated to compensate for impaired hearing. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online or over the phone and get personalized and convenient consultation and support from licensed hearing professionals via phone, text, email or video chat. The Eargo device is offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.
Eargo’s sixth generation device, Eargo 6, is an FDA-regulated, Class II exempt hearing device featuring Sound Adjust™ technology that automatically optimizes the soundscape as the user moves between environments. Eargo 6 is available for purchase here.
Related Links
http://eargo.com
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the Company’s intention to submit a timely update to its original plan. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: the outcomes of the previously disclosed U.S. Department of Justice (“DOJ”) investigation and third-party payor audits, including the timing of any final resolution related thereto. You should refer to the section titled “Risk Factors” contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission, accessible on the SEC’s website at www.sec.gov, for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by any forward-looking statements. Furthermore, if such forward-looking statements prove to be inaccurate, the inaccuracy may be material. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
Investor Contact
Nick Laudico
Senior Vice President of Investor Relations
ir@eargo.com
# # #